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                                                                    EXHIBIT 10.5

                                 LOAN AGREEMENT


       THIS LOAN AGREEMENT (this "Agreement") is dated as of August 15, 2000, between VALORINVEST, LTD. ("Lender") and HEALTHBRIDGE, INC., a Texas corporation ("Borrower").

       WHEREAS, Borrower wants to obtain financing for use as working capital.

       NOW THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. LOAN. Lender will provide the Borrower with a loan in the amount of up to US$500,000 (the "Loan"). The Loan shall be evidenced by Borrower's promissory note substantially in the form attached hereto as Exhibit A (the "Note"). Upon receiving a properly executed original of this Note, Lender agrees to make available the proceeds of the loan. Advances shall be made available in $50,000 increments upon ten (10) business days written notice of demand by Borrower; provided, however, that Lender is not required to advance more than $50,000 in any thirty (30) day period. Advances are limited in the aggregate to the stated principal amount of this Note; this is not a revolving line of credit.

       2. INTEREST. The Loan shall bear interest at a rate of seven and one half percent (7.5%) per annum.

       3. REPAYMENT OF LOAN. The outstanding principal balance of the Loan and accrued and unpaid interest thereon shall be due and payable upon the earlier of (a) September 1, 2001; or (b) within ten (10) days of the consummation of any equity or debt financings providing Borrower with gross proceeds of at least US$2,000,000, in the aggregate.

       4. ISSUANCE OF WARRANTS. Borrower shall issue warrants for its common stock (the "Warrants", and each individually, a "Warrant") for the benefit of Lender, in substantially the same form as that attached hereto as Exhibit B. Borrower and Lender agree that the exercise price per share of common stock represented by the Warrant shall be $0.50 per share. Upon each advance under
Section 1 of this Agreement Borrower shall issue a Warrant for common stock equal to the pro rata portion of the advance as a percentage of the principal amount of the Loan, provided that any fractional percentages shall be rounded up to the next whole percent until Warrants representing an aggregate of 200,000 shares of common stock are issued. For example, if Lender makes an advance of $50,000, Borrower shall simultaneously with such advance issue Lender a Warrant to purchase 20,000 shares of its common stock.

       5. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BORROWER. Borrower represents, warrants and covenants to Lender as follows:

       (a) Corporate Organization and Good Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction, with

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       all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Borrower is qualified and in good standing to do business in all jurisdictions where its business or ownership or leasing of property or assets requires such qualification.

       (b) Authority. Borrower has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

       6. NOTICE. All notices, requests, demands and other communications required or permitted hereunder must be in writing and shall be effective (a) five days after being mailed by first class and certified or registered mail, return receipt requested, with proper postage prepaid, or (b) two (2) business days after being delivered to an established over-night delivery service, with costs for "next day" delivery prepaid, addressed in either case to the following addresses (or in either case to such other address as such party may from time to time designate to the other by like written notice):


              To the Borrower:          Healthbridge, Inc.
                                        Attention: Ms. Nora Coccaro
                                        1177 West Hastings Street
                                        Suite 1818
                                        Vancouver, BC
                                        Canada V6E2K3
                                        Tel: (604) 602-1717
                                        Fax: (604) 408-1739

              To the Lender:            ValorInvest Ltd.
                                        Attention: Mr. Pierre Besuchet
                                        29 Quai des Bergues
                                        1201 Geneva
                                        Switzerland
                                        Tel: 41-22-732-53-55
                                        Fax: 41-22-732-56-95

       7.     MISCELLANEOUS.

              (a) Successors and Assigns. This Agreement shall apply to and bind Borrower and Lender and each of their respective successors and permitted assigns.

              (b) Governing Law and Choice of Forum. The validity and construction of this Note and all matters pertaining thereto are to be determined and construed according to the laws of the State of Texas, excluding its conflicts of law principles.

              (c) Severability. In the event any provision (or any part of any provision) contained in this Agreement shall for any reason be finally held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected

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provision) of this Agreement; but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

              (d) Captions and Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Agreement and will not be used in construing it.

              (e) Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

              IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.


                                                     VALORINVEST LTD.


                                                     BY: /S/ PIERRE BESUCHET
                                                         -------------------
                                                         Pierre Besuchet
                                                         Director and Secretary


                                                     HEALTHBRIDGE, INC.


                                                     By: /S/ NORA COCCARO
                                                         ----------------
                                                         Nora Coccaro
                                                         President

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